                                                                     Exhibit 5.1

                                  [LETTERHEAD]


                                  July 13, 1999


Cerritos Valley Bancorp
12100 Firestone Boulevard
Norwalk, California 90650

Re:      Registration Statement on Form S-4

Gentlemen:


At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 1,152,937 shares of your common stock, no par value (the "Cerritos Valley common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Cerritos Valley common stock.



It is our opinion that, upon completion of the merger as described in the agreement, the Cerritos Valley common stock will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.


We consent to the use of this opinion as an exhibit to said Registration Statement.

                                          Respectfully submitted,

                                          GARY STEVEN FINDLEY & ASSOCIATES

                                   By:    /s/ Gary Steven Findley

                                          Gary Steven Findley
                                          Attorney at Law